Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Warrant Shares:	Issue Date: November 24, 2025

BARNWELL INDUSTRIES, INC.

WARRANT TO PURCHASE COMMON STOCK

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_______________ ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after one hundred eighty (180) days after the Issue Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the third (3rd) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Barnwell Industries, Inc., a Delaware corporation (the “Company”), up to [               ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the common stock of the Company, par value $0.50 per share (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.

1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated November 24, 2025, among the Company and the purchasers signatory thereto.

2.          Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to fully paid and nonassessable shares of Common Stock (each a “Share” and collectively the “Shares”) at an exercise price per share of $1.65, subject to adjustment hereunder (the “Exercise Price”).

3.          Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Initial Exercise Date and on the Termination Date (the “Exercise Period”).

4.          Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

a.	the surrender of the Warrant, together with a notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) to the Secretary of the Company at its principal offices; and
b.	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5.          Delivery of Shares; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by this Warrant, with respect to the number of Shares so purchased the Company shall cause its Transfer Agent to issue such purchased Shares as soon as practicable thereafter or in any event within ten (10) days of the delivery of the Exercise Notice. Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

6.          Issuance of Shares. The Company covenants that (i) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued Common Stock sufficient Shares in order to perform its obligations under this Warrant.

7.           Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

a.
Subdivisions, Combinations and Other Issuances. If the Company shall at any time before the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

b.
Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of Shares as were purchasable by the Holder of this Warrant immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

c.
Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.          Forced Exercise.

a.
Forced Exercise. If at any time during the Exercise Period, the Official Closing Price per share of Common Stock on the Principal Market exceeds two times the Exercise Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Forced Exercise Price”) for twenty (20) Trading Days, whether or not consecutive, during any period of thirty (30) consecutive Trading Days (including the last Trading Day of such period) (each, a “Forced Exercise Measuring Period”) the Company shall have the right to require the Holder to exercise all or any portion of this Warrant still unexercised, into fully paid, validly issued and nonassessable Shares at the Forced Exercise Price (a “Forced Exercise”).

b.
The Company may exercise its right to require a Forced Exercise by delivering on the Trading Day immediately following any Forced Exercise Measuring Period a written notice thereof by electronic mail to the Holder (the “Mandatory Exercise Notice”). The Mandatory Exercise Notice shall be irrevocable.

c.
Following receipt of the Mandatory Exercise Notice, the Holder will be required to exercise all or any portion of this Warrant still unexercised within ten (10) Trading Days from the date of the Mandatory Exercise Notice (the “Mandatory Exercise Period”). Any unexercised portion of this Warrant on the day immediately following the last day of the Mandatory Exercise Period shall be immediately forfeited.

d.
For purposes of Sections 4 and 5 above, “Mandatory Exercise Notice” and “Forced Exercise Price” shall be deemed to replace “Exercise Notice” and “Exercise Price”, respectively, for all purposes thereunder as if the Holder had delivered an Exercise Notice to the Company on such Forced Exercise Notice Date, mutatis mutandisi, provided, that the delivery of the Forced Exercise Price by the Holder may be made within the Mandatory Exercise Period.

9.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.         Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

11.         Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a.
This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

b.
The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

c.
The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

d.	The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

e.	The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

12.         Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

13.         Non-Transferable. This Warrant and all rights hereunder are not transferable or assignable other than by will or the laws of descent and distribution.

14.         Rights of Stockholders. No Holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

15.         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

16.         Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

17.         Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder of this Warrant and of the Holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.
BARNWELL INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE
To:  Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
Attn: Philip F. Patman, Jr.
Email: ppatman@brninc.com

1. The undersigned hereby elects to purchase shares of Common Stock of Barnwell Industries, Inc. (the “Shares”) pursuant to the terms of the attached Warrant.

2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant (including Section 11(e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

Exhibit A - 1